                                                                       EXHIBIT 1


                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT is effective as of February 13, 2001, among U.S. Pawn, Inc., a Colorado corporation ("Purchaser"), U.S. Remodelers, Inc., a Delaware corporation (the "Company"), the shareholders of the Company as listed on Schedule A attached hereto (the "Shareholders"), and Corporate Stock Transfer, Denver, Colorado ("Escrow Agent").


                                   RECITALS

     WHEREAS, Purchaser and the Company have entered into an Agreement and Plan of Merger relating to the acquisition by Purchase of all of the outstanding capital stock of the Company from Shareholders by issuing to Shareholders shares of common stock of Purchaser for all outstanding shares of the Company capital stock ("Purchase Agreement").

     WHEREAS, capitalized terms in this Agreement shall have the same meaning as defined in the Purchase Agreement unless otherwise noted in this Agreement.

     WHEREAS, Purchaser, the Company, Shareholders and Escrow Agent have agreed that Escrow Agent will hold and disburse the Escrowed Shares in accordance with the provisions of this Agreement and the Purchase Agreement.

     WHEREAS, Purchaser, the Company and Shareholders have agreed if the Company becomes obligated to indemnify the Purchaser with respect to any claim for indemnification pursuant to the Purchase Agreement the Escrowed Shares will provide for the obligations of the Company under Article VIII of the Purchase Agreement.


                                   AGREEMENT

     1. Purchaser, Shareholders and the Company appoint Escrow Agent as their escrow agent and Escrow Agent agrees to serve as Escrow Agent in accordance with the provisions hereof.

     2. On the Closing Date of the Purchase Agreement, Purchaser shall issue and deliver to Escrow Agent stock certificates in the name of each Shareholder and reflecting the number of shares of Common Stock of Purchaser equal to 10% of the Merger Consideration. The amount of the Merger Consideration to be held in escrow pursuant to this Agreement shall be limited to 10% of each Shareholder's portion of the Merger Consideration to be issued to such Shareholder pursuant to the Purchase Agreement. Set forth on Schedule A attached hereto next to each Shareholder's name is the amount of Merger Consideration subject to this Agreement, which is an aggregate of 404,564 shares of Purchaser Common Stock (the "Escrowed Shares").

     3. The Company's aggregate liability for indemnification hereunder and under the Purchase Agreement shall not exceed the lesser of 10% of the aggregate value of the Merger Consideration or $500,000; however, in no event will the Company's liability for indemnification hereunder and under the Purchase Agreement exceed the Escrowed Shares (such amount being referred to herein as the "Company Liability Limits"). Shareholders' liability under this Agreement and the Purchase Agreement shall be limited to the Escrowed Shares.

     4. If the Company becomes obligated to indemnify Purchaser with respect to an Indemnificable Claim pursuant to the Purchase Agreement, and in particular under Section VIII of the Purchase Agreement and the amount of liability with respect thereto shall have been finally determined, the Cash (defined in the Purchase Agreement) shall be adjusted upward by the amount of the Indemnifiable Claim and the Merger Consideration shall be recalculated accordingly, with the Escrow Agent releasing the number of Escrowed Shares to Purchaser to be cancelled; provided, however, that the Company shall be entitled to satisfy the Indemnifiable Claim by paying the full amount of the Indemnifiable Claim in cash within ten days of the date on which the amount of liability with respect thereto shall be have finally determined in accordance with Section VIII of the Purchase Agreement and herein. The number of Escrowed Shares to be delivered by the Escrow Agent to the Purchaser for cancellation shall be determined jointly by Purchaser and the Company. Escrow Agent shall only be required to deliver such Escrowed Shares to Purchaser after receipt of written instructions signed by both Purchaser and the Company directing Escrow Agent to deliver the designated number of Escrowed Shares to Purchaser. Such Escrowed Shares returned to Purchaser shall be cancelled.

     5. An Indemnifiable Claim based on a purported misrepresentation or breach of warranty by the Company must first be asserted in writing within one year from the Closing Date. Any Indemnifiable Claim that is not asserted within the period as provided above therefor shall be forever barred. If one year after the Closing Date (the "Termination Date") there are no Indemnifiable Claims, Escrow Agent shall deliver within ten (10) business days after receiving written instructions signed by Purchaser and the Company to each Shareholder at his address as reflected on Schedule A his representative share of the Escrowed Shares. If on the Termination Date there exists an unresolved Indemnifiable Claim, Escrow Agent shall retain the number of Escrowed Shares (or cash if the Company elects to deliver the amount of cash for such claim to Escrow Agent) as designed in writing by both the Company and the Purchaser, which in their sole discretion they deem necessary to indemnify such Claim. The remaining Escrowed Shares shall then be released and delivered to Shareholders. This Agreement will continue after the Termination Date until all Indemnifiable Claims are paid or resolved in accordance with this Agreement and the Purchase Agreement. Upon the payment or resolution of all Indemnifiable Claims after the Termination Data, the remaining Escrowed Shares, if any, shall be released and delivered to Shareholders within ten (10) business days after receipt by Escrow Agent of written instructions signed by both the Company and Purchaser.

     6. Should any controversy arise between or amount the parties, or with any other person, firm or entity, with respect to this Escrow Agreement, the Escrowed Shares or the right of any party or other person to receive the Escrowed Share, or should the parties fail to designate another Escrow Agent as provided in paragraph 7(b) hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right (but not the obligation) to (a) withhold delivery of the Escrowed Shares until the controversy is resolved the conflicting demands are withdrawn or its doubt is resolved, and/or
(b) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.

     7. The following shall govern the rights, privileges, immunities and liabilities of Escrow Agent:

          (a) In performing any of its duties hereunder, Escrow Agent shall not incur any liability to any of the parties hereto for any damages, losses or expenses, unless caused by Escrow Agent's gross negligence or willful default, and it shall, accordingly, not incur any such liability with respect to:

               (1) any action taken or omitted in good faith upon advice of counsel for Escrow Agent given with respect to any questions relating to the duties and responsibilities of Escrow
                    Agent under this Escrow Agreement; or

               (2) any action taken or omitted in reliance upon any notice or other instrument furnished to Escrow Agent by any of the parties pursuant hereto, not only as to its due execution, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Escrow Agreement

          (b) Escrow Agent may resign at any time upon ten (10) days written notice to all parties, in which event it shall be succeeded by such person or institution as the Company may select;

          (c) Purchaser, Shareholders and the Company hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims, damages, liabilities and expenses ("Claims"), including reasonable costs of investigation, counsel fees and disbursements, which may be incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder or the performance of its duties hereunder, and any arbitration, litigation or other proceedings arising from this Escrow Agreement or involving the subject matter hereof.

     8. Delivery of the Escrowed Shares to Shareholders as provided herein and any notice given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Delivery of the Escrowed Shares and such notices shall be given to the Company and Purchaser at the addresses set forth in Section 9.2 of the Purchase Agreement and to Shareholders at the addresses as set forth on Schedule A hereto, which addresses may be changed by written notice to the other parties in accordance with this paragraph.

     9. THIS ESCROW AGREEMENT IS TO BE PERFORMED IN THE STATE OF COLORADO AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICT OF LAW RULES.

     10. This Escrow Agreement may be executed by the parties in counterparts, each of which shall be deemed an original document but all of which together shall constitue one agreement.

     11. This Agreement may be amended, modified or waived only by a written agreement signed by the Purchaser, the Company and Shareholders. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party; (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     12. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective assigns, heirs, successors and legal representatives.

     13. The Escrow Agent shall receive an annual fee of $1,000 for its services hereunder. The initial fee shall be paid to Escrow Agent by the Company on the execution date of this Agreement. On the annual anniversary date of this Agreement, if this Agreement is in effect, the Company shall pay Escrow Agent the $1,000 annual fee.

     This Escrow Agreement is executed and delivered by the parties hereto as of the date set forth below.

                                        U.S. PAWN, INC.

                                        By:  /s/CHARLES VAN GUNDY
                                            ------------------------------------
Dated: February 13, 2001                    Charles Van Gundy, President


                                        U.S. REMODELERS, INC.

                                        By:  /s/MURRAY GROSS
                                            ------------------------------------
Dated: February 13, 2001                    Murray Gross, President


                                        CORPORATE STOCK TRANSFER

                                        By:  /s/CAROLYN BELL
                                            ------------------------------------
Dated: February 13, 2001                    Carolyn Bell, President

                                  SCHEDULE A
                                      TO
                               ESCROW AGREEMENT

                                                        U.S. Home Systems, Inc.
                                                      (Post Reverse Stock Split)
U.S. Remodelers Shareholders                          Number of Escrowed Shares
----------------------------                          --------------------------
About Face Limited
127 Natches Trace                                                64,030
Coppell, Texas 75019
Tax I.D. No. 75-2686243

Marc Beresin
2400 NW 63rd Street                                               6,878
Boca Raton, Florida 33496
Social Security No. ###-##-####

Gusti Gross-Blumenthal
Seacoast East                                                    18,205
5161 Collins Avenue, Apt. 602
Miami Beach, Florida 33140
Social Security No. ###-##-####

Peter T. Bulger
5973 Temple Drive                                                26,604
Plano, Texas 75093
Social Security No. ###-##-####

Robert A. DeFronzo
3505 Window Forest Drive                                          4,494
Grapevine, Texas 76051
Social Security No. ###-##-####

Joanne Feeney
312 SW 12/th/                                                       688
Boynton Beach, Florida 33426
Social Security No. ###-##-####

Garden State Exterior Remodeling, Inc.
217 Highland Parkway                                             10,316
Roselle, New Jersey 07203
Tax I.D. No. 22-3147529

Sidney Gluck
T. Gluck & Co.
15 West 47th, 9th Floor                                           9,014
New York, New York 10036
Social Security No. ###-##-####


SCHEDULE A TO ESCROW AGREEMENT--Page 1

                                                        U.S. Home Systems, Inc.
                                                      (Post Reverse Stock Split)
U.S. Remodelers Shareholders                          Number of Escrowed Shares
----------------------------                          --------------------------
Gross Family Trust
21485 Halstead Drive                                             20,384
Boca Raton, Florida 33428
Social Security No. ###-##-####

Malcolm Harris
10381 Mt. Prospect Road                                           7,713
New Kent, Virginia 56457
Social Security No. ###-##-####

Mark Honigsfeld Revocable Trust
969 East End Avenue                                              27,915
Woodmere, New York 11598
Social Security No. ###-##-####

Ali Honigsfeld Trust
969 East End Avenue                                               3,034
Woodmere, New York 11598
Tax I.D. No. 11-6520202

Avi Honigsfeld Trust
969 East End Avenue                                               3,034
Woodmere, New York 11598
Tax I.D. No. 11-6520204

Dahlia Honigsfeld Trust
969 East End Avenue                                               3,034
Woodmere, New York 11598
Tax I.D. No. 11-6520205

Evan Honigsfeld Trust
969 East End Avenue                                               3,034
Woodmere, New York 11598
Tax I.D. No. 11-6520203

Paul Kalisz
2810 Sausalito Drive                                                688
Carrollton, Texas 75007
Social Security No. ###-##-####

Kiernan Family Trust
358 Saw Mill River Road                                          25,791
Millwood, New York 10546
Tax I.D. No. 13-7016613


SCHEDULE A TO ESCROW AGREEMENT--Page 2

                                                        U.S. Home Systems, Inc.
                                                      (Post Reverse Stock Split)
U.S. Remodelers Shareholders                          Number of Escrowed Shares
----------------------------                          --------------------------

David Silverman
602 NW 13th Street, #22                                             516
Boca Raton, Florida 33486
Social Security No. ###-##-####

Sonostar Ventures, LLC                                           46,424
358 Saw Mill River Road
Millwood, New York 10546
Tax I.D. No. 13-3929307

Lynne Tarnopol
217 Highland Parkway                                             20,633
Roselle, New Jersey 07203
Social Security No. ###-##-####

Stephen Thompson
409 Ivan Drive                                                      688
Lewisville, Texas 75067
Social Security No. ###-##-####

David Vargas
2230 G Spring Harbor                                                688
Delray Beach, Florida 33445
Social Security No. ###-##-####

David A. Yoho, Trustee of the
  David A. Yoho Revocable Trust
10803 West Main Street                                           30,949
Fairfax, Virginia 22030
Social Security No. ###-##-####

Ronald I. Wagner
45 Masland Circle                                                69,810
Dallas, Texas 75230
Social Security No. ###-##-####

               TOTAL                                            404,564


SCHEDULE A TO ESCROW AGREEMENT--Page 3

            SIGNATURE PAGE OF SHAREHOLDERS OF U.S. REMODELERS, INC.
                               ESCROW AGREEMENT


                                ABOUT FACE LTD.
                                A Texas Ltd. Partnership
                                GP About Face Inc., A Texas Corp
                                Its:     General Partner


Dated: December 29, 2000        By:  /s/ Murray H. Gross
                                    ----------------------------------
                                Name:    MURRAY H. GROSS
                                     ---------------------------------
                                Its:     President
                                     ---------------------------------


Dated: December 29, 2000        /s/ Marc Beresin
                                --------------------------------------
                                MARC BERESIN


Dated: December 29, 2000        /s/ Gusti-Gross Blumenthal
                                --------------------------------------
                                GUSTI-GROSS BLUMENTHAL


Dated: December 29, 2000        /s/ Peter T. Bulger
                                --------------------------------------
                                PETER T. BULGER


Dated: December 29, 2000        /s/ Robert A. Defronzo
                                --------------------------------------
                                ROBERT A. DEFRONZO


Dated: December 29, 2000        /s/ Joanne Feeney
                                --------------------------------------
                                JOANNE FEENEY


                                GARDEN STATE BRICKFACE, INC.


Dated: December 29, 2000        By:  /s/ David Moore
                                    ----------------------------------
                                Name:    DAVID MOORE
                                     ---------------------------------
                                Its:     Chairman
                                     ---------------------------------


Dated: December 29, 2000        /s/ Sidney Gluck
                                --------------------------------------
                                SIDNEY GLUCK

                                       GROSS FAMILY TRUST


Dated:  December 29, 2000              By: /s/ Steven L. Gross
                                          -------------------------------------
                                       Name: STEVEN L. GROSS
                                            -----------------------------------
                                       Its:  Co-Trustee
                                           ------------------------------------


Dated:  December 29, 2000              /s/ Malcolm Harris
                                       ----------------------------------------
                                       MALCOLM HARRIS


Dated:  December 29, 2000              /s/ Ali Honigsfeld
                                       ----------------------------------------
                                       ALI HONIGSFELD


Dated:  December 29, 2000              /s/ Avi Honigsfeld
                                       By: Mark Honigsfeld I.D.# 11-6520204
                                       ----------------------------------------
                                       AVI HONIGSFELD


Dated:  December 29, 2000              /s/ Dahlia Honigsfeld
                                       By: Mark Honigsfeld I.D.# 11-6520205
                                       ----------------------------------------
                                       DAHLIA HONIGSFELD


Dated:  December 29, 2000              /s/ Evan Honigsfeld
                                       By: Mark Honigsfeld I.D.# 11-6520203
                                       ----------------------------------------
                                       EVAN HONIGSFELD


                                       MARK HONIGSFELD REVOCABLE LIVING
                                       TRUST

Dated:  December 29, 2000              By: /s/ Mark Honigsfeld I.D.####-##-####
                                          -------------------------------------
                                       Name: MARK HONIGSFELD
                                            -----------------------------------
                                       Its: Trustee
                                           -------------------------------------


Dated:  December 29, 2000              /s/ Paul Kalisz
                                       -----------------------------------------
                                       PAUL KALISZ

                                       KIERNAN FAMILY TRUST

Dated:  December 29, 2000              By: /s/ Vera H. Kiernan
                                          -------------------------------------
                                       Name: VERA H. KIERNAN
                                            -----------------------------------
                                       Its:  Trustee
                                           ------------------------------------


Dated:  December 29, 2000              /s/ David Silverman
                                       ----------------------------------------
                                       DAVID SILVERMAN


                                       SONOSTAR VENTURES, LLC

Dated:  December 29, 2000              By: /s/ Gregory F. Kiernan
                                          -------------------------------------
                                       Name: GREGORY F. KIERNAN
                                            -----------------------------------
                                       Its:  President & CEO
                                           ------------------------------------


Dated:  December 29, 2000              /s/ Lynne Tarnopol
                                       ----------------------------------------
                                       LYNNE TARNOPOL


Dated:  December 29, 2000              /s/ Stephen Thompson
                                       ----------------------------------------
                                       STEPHEN THOMPSON


Dated:  December 29, 2000              /s/ David Vargas
                                       ----------------------------------------
                                       DAVID VARGAS


Dated:  December 29, 2000              /s/ Ronald I. Wagner
                                       ----------------------------------------
                                       RONALD I. WAGNER


                                       DAVID A. YOHO REVOCABLE TRUST

Dated:  December 29, 2000              By: /s/ David A. Yoho
                                          -------------------------------------
                                       Name: DAVID A. YOHO
                                            -----------------------------------
                                       Its: TRUSTEE
                                           ------------------------------------